HAROLD Y. SPECTOR, CPA	SPECTOR & WONG, LLP	80 SOUTH LAKE AVENUE
CAROL S. WONG, CPA	Certified Public Accountants	SUITE 723
	(888) 584-5577	PASADENA, CA 91101
FAX (626) 584-6447

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporated by reference in this Registration Statement on Form SB-2 of our report dated June 24, 2006, relating to the financial statement of uKarma Corporation.

/s/ Spector & Wong, LLP

Spector & Wong, LLP

Pasadena, California
February 9, 2007